Prospectus Supplement (To Prospectus dated December 6, 2022)	Filed pursuant to Rule 424(b)(5) Registration No. 333-268560

Lucid Diagnostics Inc.

Up to $6,500,000

Common Stock

We have entered into a Controlled Equity Offering℠ Sales Agreement, or “sales agreement,” with Cantor Fitzgerald & Co., or “Cantor,” relating to the sale of our common stock offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the sales agreement, from time to time, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $6,500,000 to or through Cantor, acting as sales agent or principal.

Subject to the terms and conditions of the sales agreement and applicable laws, rules and regulations, Cantor will use commercially reasonable efforts consistent with its normal trading and sales practices to sell shares in an amount and otherwise on terms specified by us from time to time and accepted by Cantor. Sales of our common stock by Cantor, if any, under this prospectus supplement and the accompanying base prospectus may be made by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the “Securities Act.” Cantor is not required to sell or purchase any specific number or dollar amounts of securities. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor will be entitled to compensation under the terms of the sales agreement at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sales of our common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Cantor against certain civil liabilities, including liabilities under the Securities Act.

Our common stock is listed for trading on the Global Market of The Nasdaq Stock Market LLC, or “Nasdaq,” under the symbol “LUCD.” On December 5, 2022, the last reported sale price of our common stock $1.97. The trading price of our common shares has experienced significant volatility recently, which we believe is attributable to general market conditions, as well as various factors relating to our business development and our competitive landscape. In the last six months, between June 6, 2022 and December 5, 2022, the intra-day sales price of our common stock fluctuated between a reported low sale price of $1.51 and a reported high sales price of $3.64.

The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates is $20,516,803, based on a last sale price of $2.27 per share of our common stock on November 14, 2022 and 9,038,239 outstanding shares of our common stock held by non-affiliates. As of the date hereof, excluding the securities offered hereby, none of our securities have been sold pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12 months.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and the accompanying base prospectus and for future filings.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference herein and in the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Cantor

The date of this prospectus supplement is December 6, 2022.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement under the Securities Act on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying base prospectus in one or more offerings with a maximum aggregate offering price of up to $125,000,000.

The base prospectus provides you with a general description of the securities we may offer under the registration statement. This prospectus supplement provides specific details regarding this offering of $6,500,000 shares of our common stock. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may also add, update or change information contained in the accompanying base prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus and in any issuer free writing prospectus relating to this offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus supplement nor the accompanying base prospectus nor any issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus supplement and the accompanying base prospectus and any issuer free writing prospectus do not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus supplement or the information appearing in the accompanying base prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the accompanying base prospectus, respectively. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the accompanying base prospectus, or in any issuer free writing prospectus, is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “Lucid Diagnostics,” the “Company,” and “we,” “us” and “our” refer to Lucid Diagnostics Inc., a Delaware corporation, and its subsidiaries.

MARKET AND INDUSTRY DATA

We obtained the market, industry and competitive position data used throughout this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included or incorporated by reference in this prospectus supplement and the accompanying base prospectus are reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

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TRADEMARKS

We have proprietary rights to trademarks used in this prospectus supplement and the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, including Lucid Diagnostics™, EsoGuard®, EsoCheck® and Collect+Protect™. Solely for our convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying base prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus supplement and the accompanying base prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, is the property of its respective holder.

NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The statements contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future, such as:

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

●	expectations regarding the time during which we will be an emerging growth company under the JOBS Act.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors,” as well as the following:

●	our limited operating history;

●	our financial performance, including our ability to generate revenue;

●	our ability to obtain regulatory approval for the commercialization of our products;

●	our ability of our products to achieve market acceptance;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our potential ability to obtain additional financing when and if needed;

●	our ability to protect our intellectual property;

●	our ability to complete strategic acquisitions;

●	our ability to manage growth and integrate acquired operations;

●	the potential liquidity and trading of our securities;

●	regulatory and operational risks;

●	cybersecurity risks;

●	risks related to COVID-19 pandemic; and

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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GLOSSARY

Unless otherwise stated in this prospectus supplement:

●	“510(k)” refers to a premarket notification, submitted to the FDA by a manufacturer pursuant to section 510(k) of the FDCA and 21 CFR § 807 subpart E, of its intent to market a non-exempt Class I or Class II medical device intended for human use, for which a PMA application is not required, to demonstrate that the device to be marketed is as safe and effective, that is, substantially equivalent to, a legally marketed device, commonly known as a “predicate”; and “510(k) clearance” refer to a determination by FDA under 21 CFR § 807.100 that a medical device has been found to be substantially equivalent to a legally marketed predicate device and can be marketed in the U.S.

●	“BE” refers to Barrett’s Esophagus, an esophageal precancer and complication of GERD in which surface cells lining the lower esophagus undergo precancerous metaplastic or dysplastic transformation from repeated exposure to stomach fluid, including acid, refluxing into the lower esophagus. BE can be nondysplastic or dysplastic. In nondysplastic BE, or “NDBE,” there is no dysplasia. In dysplastic BE, there is dysplasia, which can be early, low-grade dysplasia, or “LGD,” or advanced, high-grade dysplasia, or “HGD.”

●	“BE-EAC spectrum” refers to conditions along the pathologic spectrum from esophageal precancer to cancer involving surface cells of the esophagus, starting with early precancerous NDBE, which can progress to LGD, then to HGD, and then to EAC.

●	“CAP” refers to the College of American Pathologists.

●	“CE Mark” refers to “Conformité Européenne” Mark, a mark indicating that a product such as a medical device conforms to the essential requirements of the relevant European directive and may be marketed in European Economic Area (the European Union, Norway, Iceland, and Lichtenstein), Switzerland, and, until July 1, 2023, the United Kingdom; for medical devices and in vitro devices the relevant directives had been Medical Device Directive 93/42/EEC and In-Vitro Diagnostic Medical Devices Directive 98/79/EC, respectively, but have been or will soon be replaced by Regulation (EU) 2017/745 and Regulation (EU) 2017/746, respectively.

●	“CLIA” refers to the Clinical Laboratory Improvement Amendments of 1988 and associated regulations set forth in 42 CFR § 493, through which CMS regulates all non-research laboratory testing performed on humans in the U.S., including LDTs.

●	“CMS” refers to the U.S. Center for Medicare and Medicaid Services.

●	“Dysplasia” is a precursor to invasive cancer characterized by premalignant transformation which is confined to surface cells of the lining an organ and characterized by abnormal intracellular and architectural features on cytologic or histologic evaluation.

●	“EAC” refers to esophageal adenocarcinoma, the most common and highly lethal form of esophageal cancer which universally arises from BE.

●	“FDA” refers to the U.S. Food and Drug Administration.

●	“FDCA” refers to the U.S. Food, Drug, and Cosmetic Act as codified in 21 CFR.

●	“GERD” refers to gastroesophageal reflux disease, commonly known as chronic heart burn, acid reflux, or just reflux, a symptomatic or asymptomatic pathologic condition where dysfunction of the muscular valve between the stomach and esophagus allows stomach fluid, including acid, to inappropriately reflux into the lower esophagus.

●	“LDT” or “laboratory developed test” refers to a diagnostic test, defined by FDA as “an IVD that is intended for clinical use and designed, manufactured and used within a single laboratory,” which is generally subject only to self-certification of analytical validity under the CMS CLIA program; FDA has historically exercised enforcement discretion with regard to premarket review of LDTs and last year was explicitly prohibited by the Department of Health and Human Services from such enforcement outside the formal rule-making process.

●	“PAVmed” refers to PAVmed Inc., our parent company, which owns a majority of our outstanding common stock.

●	“PMA” refers to premarket approval, the most stringent FDA premarket medical device scientific and regulatory review process, codified in 21 CFR § 814, which, due to the risk associated with Class III devices, requires sufficient valid scientific evidence in addition to general and special controls to assure that it is safe and effective for its intended use(s).

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PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those incorporated by reference herein.

Our Company

We are a commercial-stage, cancer prevention, medical diagnostics technology company focused on the millions of patients with long-standing GERD who are at risk of developing esophageal precancer and cancer, specifically highly lethal EAC, which is expected to lead to approximately 16,000 U.S. deaths per year.

We believe that our lead products, the EsoGuard Esophageal DNA Test performed on samples collected with the EsoCheck Esophageal Cell Collection Device, constitute the first and only commercially available diagnostic test capable of serving as a widespread screening tool to prevent EAC deaths, through early detection of esophageal precancer in at-risk GERD patients.

●	EsoGuard is a DNA test performed on surface esophageal cells collected with EsoCheck in a brief noninvasive office procedure which has been shown to be over 90% sensitive and specific at detecting BE, a precancerous condition of the esophagus, and all conditions along the BE-EAC spectrum. (Moinova, et al. Sci Transl Med. 2018 Jan 17;10(424): eaao5848).

●	EsoCheck is a swallowable balloon capsule catheter capable of sampling surface esophageal cells in a less-than-five-minute, noninvasive office procedure. We believe EsoCheck’s Collect+Protect™ technology makes it the only noninvasive esophageal cell collection device capable of anatomically targeted and protected sampling to prevent dilution and contamination during device withdrawal.

We are party to an amended and restated patent license agreement with CWRU, dated August 23, 2021, or the “Amended CWRU License Agreement,” which provides for the exclusive worldwide license of the intellectual property rights for the proprietary technologies underlying EsoCheck and EsoGuard.

EsoGuard is commercialized in the U.S. as a laboratory developed test. It was previously performed by our unrelated third-party commercial clinical laboratory service partner ResearchDx Inc., or “RDx,” at their CLIA-certified commercial clinical laboratory, located in Irvine, CA. Beginning in March 2022, EsoGuard has been performed at our own CLIA-certified commercial clinical laboratory, located in Lake Forest, CA. RDx also currently manufactures our EsoGuard specimen kits. EsoCheck is commercialized in the U.S. as a 510(k) cleared esophageal cell collection device currently manufactured for us by our contract manufacturing partner, Sage Product Development Inc., located in Foxborough, MA. As discussed below, we are in the process of transferring EsoCheck manufacturing to Coastline International Inc., a high-volume manufacturer headquartered in San Diego, CA. EsoCheck has completed the CE Mark certification process. EsoGuard, used with EsoCheck, was granted FDA’s Breakthrough Device designation and requires the completion of an international multicenter PMA clinical trial to be able to submit EsoGuard to the FDA for approval as an in vitro diagnostic device.

EsoGuard secured a final Medicare payment determination of $1,938.01, effective January 1, 2021. We are awaiting a Medicare local coverage determination, or “LCD,” as discussed in more detail below. We are also aggressively pursuing U.S. private payor payment and coverage, as well as payment in Europe.

We are working to expand EsoGuard commercialization across multiple channels by building a direct sales and marketing team targeting primary care physicians, specialists, institutions and consumers. To assure sufficient testing capacity and geographic coverage, as part of this expansion, we are building our own network of Lucid Test Centers, staffed by Lucid-employed clinical personnel, where patients can undergo the EsoCheck procedure and have the sample sent for EsoGuard testing. We have also established an EsoGuard Telemedicine Program, in partnership with UpScript, LLC, an independent third-party telemedicine provider, that can accommodate EsoGuard self-referrals from direct-to-consumer marketing.

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Updated Clinical Guidelines and Guidance

In April 2022, the American College of Gastroenterology, or “ACG,” updated its clinical guideline to support esophageal precancer (including BE) screening to prevent highly lethal EAC utilizing EsoGuard on samples collected with EsoCheck. The clinical guideline reiterates the ACG’s long-standing recommendation for esophageal precancer screening in at-risk patients with GERD, commonly known as chronic heartburn, acid reflux or simply reflux. In its Recommendation 5, the ACG suggests a single screening endoscopy in patients with chronic GERD symptoms and 3 or more additional risk factors for BE, including male sex, age greater than 50 years, White race, tobacco smoking, obesity, and family history of BE or EAC in a first-degree relative. Furthermore, and importantly for the first time, the clinical guideline also endorses nonendoscopic biomarker screening as an acceptable alternative to costly and invasive endoscopy by stating in its Recommendation 6 that the ACG suggests that a swallowable, nonendoscopic capsule device combined with a biomarker is an acceptable alternative to endoscopy for screening for BE. The clinical guideline specifically mentions EsoCheck, along with our EsophaCap device, as such swallowable, nonendoscopic esophageal cell collection devices. The clinical guideline also mentions methylated DNA markers (like those detected by the EsoGuard test) as such a biomarker. The summary of evidence for this recommendation includes a reference to the seminal NIH-funded multicenter, case-control study published in 2018 in Science Translational Medicine, which demonstrated that EsoGuard is highly accurate at detecting esophageal precancer and cancer, including on samples collected with EsoCheck.

In July 2022, the American Gastroenterology Association, or “AGA,” published updated clinical guidance that mirrors the same furnished by the ACG as described above, endorsing the use of non-invasive screening tools like EsoCheck, which is cited in its guideline, as an acceptable alternative to endoscopy to directly address the need for noninvasive screening tools that are easy to administer, patient friendly, and cost-effective for the detection of BE. The clinical practice update by the AGA also significantly expands the target population for esophageal precancer screening, including for EsoGuard and EsoCheck, by recommending, for the first time, screening in at-risk patients without symptoms of reflux. The AGA does so by adding a history of chronic GERD as merely an additional, seventh risk factor to the six risk factors for BE and EAC that have traditionally identified at-risk symptomatic patients recommended for screening. As a result, chronic symptomatic GERD is no longer a mandatory prerequisite and asymptomatic patients with three of the other six risk factors (e.g., male sex, age greater than 50 years, White race, tobacco smoking, obesity, and family history of BE) are now considered at-risk patients recommended for screening.

Local Coverage Determination

In April 2022, a proposed LCD DL39256, entitled “Molecular Testing for Detection of Upper Gastrointestinal Metaplasia, Dysplasia, and Neoplasia” was published on the Center for Medicare and Medicaid Services, or “CMS,” website by the Medicare administrative contractor Palmetto GBA. The proposed LCD is a further step in our efforts to secure Medicare coverage and payment for EsoGuard.

The proposed LCD, which the CMS website explicitly characterizes as a “work in progress” for “public review,” outlines criteria that Palmetto GBA’s Molecular Diagnostic Services Program, or “MolDX,” expects upper gastrointestinal precancer and cancer molecular diagnostic tests to meet. These criteria include active GERD with at least two risk factors, as well as evidence of analytic validity, clinical validity, and clinical utility. Although it found that no currently existing test has fulfilled all these criteria, it indicated that it will “monitor the evidence and will provide coverage based on the pertinent literature and society recommendations.” Notably, the proposed LCD pre-dated, and therefore does not include consideration of, the most recent ACG clinical guideline update endorsing swallowable, nonendoscopic capsule devices combined with a biomarker, such as EsoCheck and EsoGuard. The publication of the proposed LCD included a written comment period that extended through May 14, 2022. MolDX held an open meeting on May 10, 2022, during which stakeholders and other interested parties had the opportunity to address the proposed LCD.

We have used the written comment process and the open meeting to bring to MolDX essential information that was not incorporated into the proposed LCD. These include: the updated ACG clinical guideline; the fact that EsoGuard’s published performance is at or above accepted performance criteria for detection of lower gastrointestinal cancers in approved and currently effective Medicare coverage determinations; and data from ongoing clinical utility studies Lucid and clinical investigators are performing. A final LCD will not be issued until Palmetto GBA has had the opportunity to assess and consider the comments and input from the written comment period and the open meeting.

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Following the Palmetto GBA release of a proposed LCD, the Medicare administrative contractor Noridian Healthcare Solutions published a proposed LCD DL39262, entitled “Molecular Testing for Detection of Upper Gastrointestinal Metaplasia, Dysplasia, and Neoplasia.” The proposed LCD mirrors the Palmetto GBA proposed LCD. We have used the Noridian Healthcare Solutions open meeting held on May 26, 2022, and the written comment period that ended on June 11, 2022 to bring the same essential information that we provided to the Palmetto GBA to maintain consistency in our approach and advocate appropriately.

Status of Clinical Trials

In 2021, we began conducting two concurrent clinical trials, the “EsoGuard screening study,” or “BE-1,” and the “EsoGuard case-control study,” or “BE-2,” to expand the clinical evidence for the technologies and to support a PMA of the use of EsoGuard and EsoCheck as an in-vitro diagnostic medical device. However, in light of the Palmetto GBA’s recently published proposed LCD DL39256, the recently updated AGA guidance, and the ACG update to its clinical guideline that supports screening to prevent highly lethal EAC utilizing a biomarker test like EsoGuard on samples collected with a swallowable, nonendoscopic capsule device like EsoCheck, we have determined to prioritize our clinical trial efforts and resources towards supporting studies that will help secure insurance reimbursement adoption for EsoGuard by government and private insurers. Consequently, we have decided to delay for the time being the BE-1 trial while continuing to enroll GERD patients with a previous diagnosis of nondysplastic BE, LGD, HGD, or EAC in the BE-2 case-control study through Q2 2023.

EsoCure Esophageal Ablation Device

In connection with our efforts to expand our presence in the diagnostic market, we are also developing a third product, the EsoCure Esophageal Ablation Device, with the intent to allow a clinician to treat dysplastic BE before it can progress to EAC, a highly lethal esophageal cancer, and to do so without the need for complex and expensive capital equipment. We entered into a license agreement with our parent company, PAVmed, pursuant to which we were granted the rights to commercialize EsoCure. A successful pre-clinical feasibility animal study of EsoCure has been completed, demonstrating excellent, controlled circumferential ablation of the esophageal mucosal lining. An acute and survival animal study of EsoCure has also been completed, demonstrating successful direct thermal balloon catheter ablation of esophageal lining through the working channel of a standard endoscope. We plan to conduct additional development work and animal testing of EsoCure to support a future 510(k) submission.

Recent Developments

Business Updates

Private Payer Reimbursement Update

As part of the transition to our own CLIA-certified commercial clinical laboratory, we contracted with a revenue cycle management, or “RCM,” service provider to submit third-party reimbursement claims on our behalf. The RCM service provider has joint oversight of payer claims, appeals processes, patient billing, online payment collection, and claims tracking. On August 1, 2022, our new RCM service provider began submitting claims to third-party payers. At the point when submission by the RCM began, more than 2,000 claims had accumulated since the commencement of our laboratory operations on February 25, 2022. These claims and other claims that were subsequently generated are now being processed, including 1,088 tests in the three months ended September 30, 2022.

EsoCheck Cell Collection Device Update

In October 2022, the FDA announced they completed their review of the EsoCheck 510(k) submission of intent to market the device and granted the use of the EsoCheck Cell Collection Device for the collection and retrieval of surface cells of the esophagus in the general population of adults and adolescents, 12 years of age and older. This action by the FDA now expands the targeted U.S. patient population to include adolescents not previously covered by the Company’s initial EsoCheck 510(k) clearance.

EsoCheck Manufacturing Update

On October 4, 2022, we completed our first full day of manufacturing of EsoCheck at Coastline International Inc., a high-volume medical device manufacturer. By mid-2023, we expect to transition from our current manufacturer, Sage Product Development Inc., to Coastline International Inc., as the manufacturing process is further optimized.

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Financial Updates

Controlled Equity Facility

In March 2022, we entered into a committed equity facility with an affiliate of Cantor Fitzgerald & Co. Under the terms of the facility, the affiliate has committed to purchase up to $50 million of our common stock from time to time upon our request. While there are distinct differences, the facility is structured similarly to a traditional at-the-market equity facility, insofar as it allows us to raise primary capital on a periodic basis at prices based on the existing market price. Through September 30, 2022, 680,263 shares of our common stock were issued under this facility for total proceeds of $1.8 million.

Transactions with PAVmed

On November 30, 2022, we entered into the following transactions with PAVmed, our parent company:

●	Since our formation, we have been party to a management services agreement with PAVmed. In accordance with the management services agreement, PAVmed elected to receive payment of $1,650,000 in monthly fees under the management services agreement (in the amount of $550,000 for each of July 2022, August 2022 and September 2022) through the issuance of 750,818 shares of our common stock (197,656 shares for July 2022, 221,952 shares for August 2022 and 331,210 shares for September 2022).

●	We entered into a payroll and benefit expense reimbursement agreement, or “PBERA,” with PAVmed. In accordance with the PBERA, PAVmed elected for us to reimburse PAVmed for $2,719,430 in accrued and unreimbursed payroll and benefit-related expenses paid by PAVmed on our behalf through the third quarter of 2022 through the issuance of 1,479,326 shares of our common stock.

●	Effective as of April 1, 2022, pursuant to an assignment agreement, or the “CapNostics Assignment Agreement,” between PAVmed Subsidiary Corp., a wholly owned subsidiary of PAVmed, or “PAVmed Sub,” and us, PAVmed Sub assigned 100% of the membership interests of CapNostics, LLC to us and, in consideration for the interests, we agreed to pay to PAVmed Sub an amount in cash equal to the purchase price paid by PAVmed Sub to the third party. On November 30, 2022, pursuant to a supplement to the CapNostics Assignment Agreement, we agreed with PAVmed Sub and PAVmed that we would pay the price for the interests through the issuance to PAVmed of 1,145,086 shares of the Company’s common stock.

In each case, the shares were valued based on the volume weighted average market price for the ten trading days preceding the applicable measurement date. We expect to issue shares to PAVmed pursuant to these transactions in mid-December 2022.

Corporate Information

We are a Delaware corporation formed on May 8, 2018 and are a majority owned subsidiary of PAVmed. Our executive offices are located at One Grand Central Place, Suite 4600, New York, NY 10165, and our telephone number is (212) 949-4319. Our corporate website is www.luciddx.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus supplement and you should not consider information on our website to be part of this prospectus supplement or in deciding whether to purchase our securities.

On October 6, 2021, we filed an amendment to our certificate of incorporation, which effected, among other things, a 1.411-for-1 stock split with respect to our common stock. All share and per share information in this prospectus supplement is presented on a post-stock split basis.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with certain disclosure and other obligations that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the “Sarbanes-Oxley Act,” being able to take advantage of reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and being exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reduced disclosure and other obligations until we are no longer an emerging growth company.

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In addition, Section 107 of the Jumpstart Our Business Startups Act, or the “JOBS Act,” provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period for complying with new or revised financial accounting standards.

We may remain an emerging growth company for up to five years, although we will lose that status as of the last day of the fiscal year in which we have more than $1.07 billion of revenues, have more than $700.0 million in market value of our common stock held by non-affiliates (assessed as of the most recently completed second quarter), or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

Risk Factor Summary

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus supplement summary and in Item 1A, “Risk Factors,” in our annual report on Form 10-K, which is incorporated herein by reference. We may be unable, for many reasons, including those that are beyond our control, to implement our current business strategy and to become profitable.

●	Since we have a limited operating history, and have not generated any significant revenues to date, you will have little basis upon which to evaluate our ability to achieve our business objective.

●	If private or governmental third-party payors do not maintain reimbursement for our products at adequate reimbursement rates, we may be unable to successfully commercialize our products which would limit or slow our revenue generation and likely have a material adverse effect on our business.

●	Compliance with the HIPAA security, privacy and breach notification regulations may increase our costs.

●	We have incurred operating losses since our inception and may not be able to achieve profitability.

●	We expect to initially derive substantially all our revenues from the EsoGuard and EsoCheck products.

●	We are highly dependent on the License Agreement, the termination of which would prevent us from commercializing our products, and which imposes significant obligations on us.

●	Our ability to commercialize EsoGuard, or any other in vitro device that we may develop, license, or acquire, as LDTs without FDA approval, is entirely dependent on ongoing FDA continuing to exercise enforcement discretion with regard to requiring premarket review of LDTs.

●	Our products may never achieve market acceptance.

●	We may not be able to protect or enforce the intellectual property rights for the technology used in, or expected to be used in, our products, which could impair our competitive position.

●	We may be subject to intellectual property infringement claims by third parties which could be costly to defend, divert management’s attention and resources, and may result in liability.

●	The markets in which we operate are attractive and other companies or institutions may develop and market novel or improved technologies, which may make the EsoGuard or EsoCheck technologies less competitive or obsolete.

●	If we fail to maintain CLIA-certification of our laboratory or otherwise meet the applicable requirements of federal or state law regulating clinical laboratories, that failure could limit or prevent our ability to perform our EsoGuard test, or any other tests which we may develop, license or acquire, affect any payor consideration of such tests, prevent their clearance or approval entirely, and/or interrupt the commercial sale and/or marketing of any such tests, cause us to incur significant expense to remedy this failure and otherwise negatively impact our business.

●	EsoGuard, or any other in vitro device without FDA approval we may develop, license, or acquire and market as an LDT, may not be jointly marketed as a combined product with EsoCheck without first securing FDA approval of the combined product as an in vitro device.

●	Clinical trials necessary to support reimbursement from third party payors and/or regulatory submission will be expensive and will require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Delays or failures in our clinical trials would likely impair our commercial efforts and would likely materially and adversely affect our business, operating results and prospects.

●	PAVmed, our management, our initial stockholders and their respective affiliates own a majority of our issued and outstanding common stock and thus may control the outcome of any matters presented to our stockholders for a vote.

●	Certain conflicts of interest may arise between us and our officers, directors, and affiliated companies, including PAVmed, and in some cases we have waived certain rights with respect thereto.

●	We may need substantial additional funding and may be unable to raise such capital when needed, which could force us to delay, reduce, eliminate or abandon growth initiatives or product development programs.

●	Our internal computer systems, or those used by our third-party research institution collaborators, vendors or other contractors or consultants, may suffer security breaches.

●	Our business may be adversely affected by health epidemics and or pandemics, including the COVID-19 pandemic.

S-5

THE OFFERING

The following summary contains basic terms about this offering and the common stock and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus supplement, including but not limited to, the risk factors beginning on page S-8 and the other risks described in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein.

Issuer	Lucid Diagnostics Inc.
Securities offered	Shares of our common stock having an aggregate offering price of up to $6,500,000.
Common stock to be outstanding after this offering	Up to 42,602,869 shares of our common stock, assuming sales of 3,494,624 shares of our common stock in this offering at an offering price of $1.86 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on November 30, 2022. The actual number of shares issued will vary depending on the sales price under this offering.(1)
Manner of offering	We have entered into the sales agreement with Cantor relating to the sale of our common stock offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the sales agreement, from time to time, we may offer and sell shares of our common stock to or through Cantor, acting as sales agent or principal. Subject to the terms and conditions of the sales agreement and applicable laws, rules and regulations, Cantor will use commercially reasonable efforts consistent with its normal trading and sales practices to sell shares in an amount and otherwise on terms specified by us from time to time and accepted by Cantor. Sales of our common stock by Cantor, if any, under this prospectus supplement and the accompanying base prospectus may be made by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. Cantor is not required to sell or purchase any specific number or dollar amounts of securities. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. See “Plan of Distribution” on page S-15.
Use of proceeds	We intend to use the net proceeds from the sale of our common stock in this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-12.
Risk Factors	See the section entitled “Risk Factors” on page S-8 and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our common stock.
Nasdaq Global Market Symbol	LUCD

S-6

(1)	Based on 39,108,245 shares of our common stock outstanding as of November 30, 2022. This amount does not include, as of November 30, 2022:

●	3,375,230 shares issuable to PAVmed, consisting of 750,818 shares to be issued pursuant the management services agreement, 1,479,326 shares to be issued pursuant to the PBERA and 1,145,086 shares to be issued pursuant to the CapNostics Assignment Agreement, in each case issuable in mid-December 2022 as more fully described in “Prospectus Supplement Summary—Recent Developments—Financial Updates” above;

●	2,657,489 shares issuable upon exercise of our issued and outstanding stock options;

●	3,729,051 shares were reserved for issuance, but not subject to outstanding options or restricted stock awards, under our incentive equity plan; and

●	415,970 shares were reserved for issuance under our employee stock purchase plan.

The number of shares available under our incentive equity plan will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to 6% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, unless our board of directors provides for a lesser amount. Similarly, the number of shares available for issuance under our employee stock purchase plan will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to the lesser of (a) 2% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, and (b) 1,000,000 shares, unless our board of directors provides for a lesser amount.

Furthermore, (i) in February 2022, we entered into an asset purchase agreement with RDx, pursuant which we acquired certain licenses and other related assets necessary to operate a CLIA-certified clinical laboratory, with $3.0 million of the purchase price payable in installments in cash or, at our election, in shares of our common stock valued at a price based on the current market price (of which, $500,000 has been paid as of November 30, 2022); (ii) in March 2022, we entered into a committed equity facility with an affiliate of Cantor, pursuant to which such affiliate has committed to purchase up to $50.0 million in shares of our common stock from time to time at our request, at prices based on the current market price (of which, $1,807,199 has been purchased as of November 30, 2022); (iii) in August 2022, we entered into a sixth amendment to the management services agreement with PAVmed, pursuant to which PAVmed may elect to receive payment of the monthly fee under the management services agreement in cash or in shares of our common stock valued at a price based on the current market price, subject to a floor price of $0.70 per share and a maximum number of shares of 7,709,836 (of which, no shares have been issued as of November 30, 2022, but 750,818 shares are to be issued in mid-December 2022 as described above); and (iv) in November 2022, we entered into the PBERA with PAVmed, pursuant to which PAVmed will continue to pay certain payroll and benefit-related expenses on our behalf and we will reimburse PAVmed on a quarterly basis or at such other frequency as the parties may determine, in cash or, subject to approval by each of our boards of directors, in shares of our common stock, or in a combination of cash and shares, with any such shares valued at a price based on the current market price, subject to a floor price of $0.40 per share and a maximum amount as will comply with the rules of Nasdaq (of which, no shares have been issued as of November 30, 2022, but 1,479,326 shares are to be issued in mid-December 2022 as described above).

S-7

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Before you make a decision to invest in our common stock, you are urged to read and carefully consider the risks and uncertainties relating to an investment in our company set forth below, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. You should read and carefully consider the risks and uncertainties discussed under the item “Risk Factors” in our most recent annual report on Form 10-K and in any of our subsequent quarterly reports on Form 10-Q, as well as the other information in such reports and the risks, uncertainties and other information in the other documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying base prospectus, as such reports and documents may be amended, supplemented or superseded from time to time by documents we subsequently file with the SEC. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-12 for a description of our proposed use of proceeds from this offering.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate 3,494,624 shares of our common stock are sold in this offering at an assumed offering price of $1.86 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on November 30, 2022, for aggregate gross proceeds of $6,500,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $1.13 per share, representing the difference between our net tangible book value per share as of September 30, 2022, on an unaudited pro forma as adjusted basis after giving effect to this offering, and the assumed offering price. Because the offering price per share will vary based on the market for our common stock and our net tangible book value per share will change over the course of the offering, the actual dilution experienced by you may be more or less than this amount.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

The sale of shares to be issued in this offering in the public market, or any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the Nasdaq Global Market. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Investors who buy shares of our common stock in this offering at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors who buy at one time may experience a decline in the value of their shares of our common stock, while investors who buy at another time do not. Many factors could have an impact on the market price of our common stock over time, including the factors described or incorporated by reference in this “Risk Factors” section of the prospectus supplement.

S-8

We will require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our research, development, and sales and marketing activities. We intend to continue to make investments to support our business growth. Because we have not generated any significant revenue or cash flow to date, we may require additional funds to:

●	continue our research and development;

●	pursue clinical trials;

●	commercialize our products and services;

●	achieve market acceptance of our products and services;

●	expand our sales, marketing, and distribution capabilities for our products and services;

●	protect our intellectual property rights or defend, in litigation or otherwise, any claims we infringe third-party patents or other intellectual property rights;

●	invest in businesses, products and technologies, although we currently have no commitments or agreements to do so; and

●	otherwise fund our operations.

If we do not have, or are not able to obtain, sufficient funds, we may have to delay product development initiatives. We may have to reduce our research and development, clinical trials, marketing, customer support or other operations devoted to our products. We also may have to license to third parties the rights to commercialize products or technologies we would otherwise seek to market.

We expect to need to raise additional capital beyond this offering in order to continue to develop and commercialize our products and product candidates. We may raise such additional capital through public or private equity or debt offerings, through loans, through arrangements with strategic partners or through other sources. There can be no assurance that such additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock. To the extent we raise additional capital by issuing debt securities or incurring loans, the terms of those debt securities or loan arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility, including restricting our ability to pursue our business strategy, and could also require us to incur substantial interest expense.

In addition, subject to the rules of Nasdaq and other applicable laws, rules and regulations, we may from time to time satisfy our obligations to PAVmed through the issuance of shares of our common stock, including under our management services agreement and PBERA with PAVmed but also in connection with other amounts due to PAVmed. Any such issuances may result in substantial dilution to our other stockholders.

Our outstanding options, along with the potential issuance of shares under our equity compensation plans and other arrangements, may have an adverse effect on the market price of our common stock.

As of November 30, 2022, in addition to our outstanding shares of common stock, 3,375,230 shares were issuable to PAVmed, consisting of 750,818 shares to be issued pursuant the management services agreement, 1,479,326 shares to be issued pursuant to the PBERA and 1,145,086 shares to be issued pursuant to the CapNostics Assignment Agreement, in each case issuable in mid-December 2022 as more fully described in “Prospectus Supplement Summary—Recent Developments—Financial Updates” above; 2,657,489 shares were issuable upon exercise of our outstanding stock options at a weighted average exercise price of $2.65 per share; 3,729,051 shares were reserved for issuance, but not subject to outstanding options or restricted stock awards, under our incentive equity plan; and 415,970 shares were reserved for issuance under our employee stock purchase plan. The number of shares available under our incentive equity plan will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to 6% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, unless our board of directors provides for a lesser amount. Similarly, the number of shares available for issuance under our employee stock purchase plan will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to the lesser of (a) 2% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, and (b) 1,000,000 shares, unless our board of directors provides for a lesser amount.

S-9

Furthermore, (i) in February 2022, we entered into an asset purchase agreement with RDx, pursuant which we acquired certain licenses and other related assets necessary to operate a CLIA-certified clinical laboratory, with $3.0 million of the purchase price payable in installments in cash or, at our election, in shares of our common stock valued at a price based on the current market price (of which, $500,000 has been paid as of November 30, 2022); (ii) in March 2022, we entered into a committed equity facility with an affiliate of Cantor, pursuant to which such affiliate has committed to purchase up to $50.0 million in shares of our common stock from time to time at our request, at prices based on the current market price (of which, $1,807,199 has been purchased as of November 30, 2022); (iii) in August 2022, we entered into a sixth amendment to the management services agreement with PAVmed, pursuant to which PAVmed may elect to receive payment of the monthly fee under the management services agreement in cash or in shares of our common stock valued at a price based on the current market price, subject to a floor price of $0.70 per share and a maximum number of shares of 7,709,836 (of which, no shares have been issued as of November 30, 2022, but 750,818 shares are to be issued in mid-December 2022 as described above); and (iv) in November 2022, we entered into the PBERA with PAVmed, pursuant to which PAVmed will continue to pay certain payroll and benefit-related expenses on our behalf and we will reimburse PAVmed on a quarterly basis or at such other frequency as the parties may determine, in cash or, subject to approval by each of our boards of directors, in shares of our common stock, or in a combination of cash and shares, with any such shares valued at a price based on the current market price, subject to a floor price of $0.40 per share and a maximum amount as will comply with the rules of Nasdaq (of which, no shares have been issued as of November 30, 2022, but 1,479,326 shares are to be issued in mid-December 2022 as described above).

Any issuance of these shares will dilute our other equity holders, which could cause the price of our common stock to decline. In addition, the sale of these shares in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock.

We do not expect to pay any dividends in the foreseeable future.

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends on our common stock in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock will result solely from the appreciation of such shares.

Our stock price may be volatile, and purchasers of our securities could incur substantial losses.

Our stock price is likely to be volatile. The stock market in general, and the market for life science companies, and medical device companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our common stock.

For example, on December 5, 2022, the last reported sale price of our common stock $1.97. In the last six months, between June 6, 2022 and December 5, 2022, the intra-day sales price of our common stock fluctuated between a reported low sale price of $1.51 and a reported high sales price of $3.64. We may incur rapid and substantial increases or decreases in our stock price in the foreseeable future that do not coincide in timing with the disclosure of news or developments by us.

S-10

The market price for our common stock may be influenced by many factors, including the following:

●	factors in the public trading market for our stock that may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

●	speculation in the press or investment community about our company or industry;

●	our ability to successfully commercialize, and realize revenues from sales of, any products we may develop;

●	the performance, safety and side effects of any products we may develop;

●	the success of competitive products or technologies;

●	results of clinical studies of any products we may develop or those of our competitors;

●	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to any products we may develop;

●	introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;

●	actions taken by regulatory agencies with respect to our products, clinical studies, manufacturing process or sales and marketing terms;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	the success of our efforts to acquire or in-license additional products or other products we may develop;

●	developments concerning our collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;

●	developments concerning our ability to bring our manufacturing processes to scale in a cost-effective manner;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

●	our ability or inability to raise additional capital and the terms on which we raise it;

●	the recruitment or departure of key personnel;

●	changes in the structure of healthcare payment systems;

●	market conditions in the medical device, pharmaceutical and biotechnology sectors;

●	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	trading volume of our common stock;

●	sales of our common stock by us or our stockholders;

●	general economic, industry and market conditions; and

●	the other risks described and incorporated by reference in this “Risk Factors” section.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

S-11

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $6,500,000 from time to time. Because there is no minimum offering amount required as a condition to any sales in this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Cantor as a source of financing.

We intend to use the net proceeds, if any, from the sale of our common stock in this offering for working capital and general corporate purposes. We have not identified the amounts we will spend on any specific purpose. The amounts actually expended for any purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities, the results of clinical trials and regulatory developments. In the event any net proceeds are not immediately applied, we may temporarily deposit them in our bank accounts as cash and cash equivalents or purchase short-term investments.

S-12

DILUTION

If you invest in our shares, your ownership interest will be diluted to the extent of the difference between the price you paid per share of common stock in this offering and the net tangible book value per share of our common stock after this offering. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

Our net tangible book value as of September 30, 2022 was approximately $23.5 million, or approximately $0.64 per share of our common stock issued and outstanding, on an unaudited historical actual basis as of such date.

Our net tangible book value as of September 30, 2022 would have been approximately $29.7 million, or approximately $0.73 per share of our common stock issued and outstanding, on an unaudited pro forma as adjusted basis as of such date, after giving effect to the sale by us of 3,494,624 shares of our common stock in this offering at an assumed offering price of $1.86 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on November 30, 2022, for aggregate gross proceeds of $6.5 million, and after deducting commissions and estimated aggregate offering expenses payable by us. This represents an immediate increase in net tangible book value of $0.09 per share of our common stock to existing stockholders and an immediate dilution of $1.13 per share of our common stock to new investors purchasing shares of our common stock in this offering at the assumed offering price.

The following table illustrates the dilution on a per share of common stock basis for investors purchasing shares of our common stock in this offering:

Assumed public offering price per share in this offering		$1.86
Net tangible book value per share as of September 30, 2022	$0.64
Increase in net tangible book value attributable to this offering	$0.09
Pro forma as adjusted net tangible book value per share as of September 30, 2022		$0.73
Dilution per share to new investors in this offering		$1.13

The per share calculations above are based on the number of shares of our common stock issued and outstanding as of September 30, 2022, as follows: 37,016,225 shares on an unaudited historical actual basis and 40,511,449 shares on an unaudited pro forma as adjusted basis (in each case, excluding 2,091,420 shares of unvested restricted stock awards granted under our incentive equity plan).

The table above assumes, for illustrative purposes, that an aggregate of 3,494,624 shares of our common stock are sold at an offering price of $1.86 per share, the last reported sale price of our common stock on the Nasdaq Global Market on November 30, 2022, for aggregate gross proceeds of $6.5 million. However, the shares sold in this offering, if any, will be sold from time to time at various prices. Presented below, solely for illustrative purposes only, is the effect of each of an increase and a decrease of the assumed offering price by $0.25 per share.

Assuming that an aggregate of 3,080,569 shares of our common stock are sold at an offering price of $2.11 per share, representing an increase of $0.25 per share from the assumed offering price above, for aggregate gross proceeds of $6.5 million, after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value per share on a pro forma as adjusted basis would be $0.74 per share and the dilution in net tangible book value per share to new investors would be $1.37 per share.

Assuming that an aggregate of 4,037,267 shares of our common stock are sold at an offering price of $1.61 per share, representing a decrease of $0.25 per share from the assumed offering price above, for aggregate gross proceeds of $6.5 million, after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value per share on a pro forma as adjusted basis would be $0.72 per share and the dilution in net tangible book value per share to new investors would be $0.89 per share.

The foregoing information does not take into account the exercise of our outstanding options or the issuance of shares under our equity plans or other arrangements, as set forth in footnote 1 in “Prospectus Summary – The Offering.” To the extent that other shares are issued, investors purchasing shares in this offering could experience more or less dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in more or less dilution to investors in this offering.

For example, upon the issuance of 3,375,230 shares to PAVmed, consisting of 750,818 shares to be issued pursuant the management services agreement, 1,479,326 shares to be issued pursuant to the PBERA and 1,145,086 shares to be issued pursuant to the CapNostics Assignment Agreement, in each case in mid-December 2022 as more fully described in “Prospectus Supplement Summary—Recent Developments—Financial Updates” above, and the cancelation of the related liabilities due to PAVmed, our net tangible book value per share on a pro forma basis would be $0.74 per share. Further assuming that an aggregate of 3,494,624 shares of our common stock are sold at an offering price of $1.86 per share, the last reported sale price of our common stock on the Nasdaq Global Market on November 30, 2022, after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value per share on a pro forma as adjusted basis would be $0.82 per share and the dilution in net tangible book value per share to new investors would be $1.04 per share.

S-13

DESCRIPTION OF COMMON STOCK

Upon consummation of the offering, 42,602,869 shares of our common stock will be outstanding, assuming the sale of an aggregate of 3,494,624 shares of our common stock at an offering price of $1.86 per share, the last reported sale price of our common stock on the Nasdaq Global Market on November 30, 2022, for aggregate gross proceeds of $6.5 million. This amount does not include the shares of our common stock issuable upon the exercise of our outstanding options or the issuance of shares under our equity plans or other arrangements, as set forth in footnote 1 in “Prospectus Summary – The Offering.” For a description of our common stock, please see “Description of Capital Stock” in the accompanying base prospectus.

S-14

PLAN OF DISTRIBUTION

We have entered into the sales agreement with Cantor relating to the sale of our common stock offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the sales agreement, from time to time, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $6,500,000 to or through Cantor, acting as sales agent or principal. The sales agreement has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

Each time that we wish to issue and sell shares, we will notify Cantor as to the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day and any minimum price below which sales may not be made. Cantor may decline to accept any such notice for any reason.

Following the delivery and acceptance of such a notice, and subject to the terms and conditions of the sales agreement and applicable laws, rules and regulations, Cantor will use commercially reasonable efforts consistent with its normal trading and sales practices to sell shares in an amount and otherwise on terms specified by us from time to time and accepted by Cantor. Sales of our common stock by Cantor, if any, under this prospectus supplement and the accompanying base prospectus may be made by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. Cantor is not required to sell or purchase any specific number or dollar amounts of securities. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We or Cantor may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified fees and documented expenses, including the fees and documented expenses of its legal counsel in an amount not to exceed $75,000. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to Cantor under the terms of the sales agreement, will be approximately $0.1 million.

Settlement for sales of common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. In connection with the sale of the common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate as permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on a website maintained by Cantor, and Cantor may distribute this prospectus supplement electronically.

Our common stock is listed on The Nasdaq Global Market under the trading symbol “LUCD.”

The transfer agent for our common stock to be issued in this offering is Continental Stock Transfer & Trust Company, located at 17 Battery Place, New York, New York 10004.

S-15

LEGAL MATTERS

The validity of the securities offered will be passed upon for us by Graubard Miller, New York, New York. Duane Morris LLP, New York, New York, is acting as counsel for Cantor in connection with this offering.

EXPERTS

The consolidated financial statements of Lucid Diagnostics Inc. and Subsidiaries as of December 31, 2021 and 2020 and for the two years then ended, which are incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

Statements contained in this prospectus supplement and the accompanying base prospectus regarding the contents of any contract or other document that is filed as an exhibit to the registration statement or any SEC filing incorporated by reference in the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement or any SEC filing incorporated by reference in the registration statement.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.luciddx.com. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the initial filing date of the registration statement of which this prospectus supplement forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the securities offered hereby:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on April 6, 2022).

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 (filed on May 16, 2022), June 30, 2022 (filed on August 15, 2022) and September 30, 2022 (filed on November 14, 2022).

●	Current Reports on Form 8-K filed on January 7, 2022, January 20, 2022, March 3, 2022, March 23, 2022, April 1, 2022, June 22, 2022, August 2, 2022 and December 2, 2022.

●	Form 8-A filed on October 12, 2021 registering our common stock under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus supplement and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Any information that we file after the date of this prospectus supplement with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus supplement and in any document previously incorporated by reference in this prospectus supplement. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of the documents incorporated by reference in this prospectus supplement, without charge, upon written or oral request directed to Lucid Diagnostics Inc., One Grand Central Place, Suite 4600, New York, New York 10165, telephone number (212) 949-4319. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

S-16

Prospectus

Lucid Diagnostics Inc.

$125,000,000

COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES, WARRANTS AND UNITS

We may offer and sell from time to time shares of common stock, shares of preferred stock, debt securities, warrants and/or units comprised of one or more of the other classes of securities offered hereby, at an aggregate initial offering price not to exceed $125,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will specify the terms of the securities being offered in one or more prospectus supplements, which may also supplement, update or amend information contained or incorporated by reference in this prospectus.

We may sell the securities directly to investors, to or through underwriters or dealers or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

Our common stock is listed for trading on the Global Market of The Nasdaq Stock Market LLC, or “Nasdaq,” under the symbol “LUCD.” On December 5, 2022, the last reported sale price of our common stock was $1.86. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system. The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates is $20,516,803, based on a last sale price of $2.27 per share of our common stock on November 14, 2022 and 9,038,239 outstanding shares of our common stock held by non-affiliates. As of the date hereof, none of our securities have been sold pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12 months.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-6 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 6, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement under the Securities Act of 1933, as amended, or the “Securities Act,” on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $125,000,000.

This prospectus provides you with a general description of the securities we may offer under the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain and any prospectus supplement or issuer free writing prospectus will not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein or in any issuer free writing prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Lucid Diagnostics,” the “Company,” and “we,” “us” and “our” refer to Lucid Diagnostics Inc., a Delaware corporation, and its subsidiaries.

MARKET AND INDUSTRY DATA

We obtained the market, industry and competitive position data used throughout this prospectus and the documents incorporated by reference in this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included or incorporated by reference in this prospectus are reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

ii

TRADEMARKS

We have proprietary rights to trademarks used in this prospectus and the documents incorporated by reference in this prospectus, including Lucid Diagnostics™, EsoGuard®, EsoCheck® and Collect+Protect™. Solely for our convenience, trademarks and trade names referred to in this prospectus and in the documents incorporated by reference in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus and the documents incorporated by reference in this prospectus is the property of its respective holder.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

Statements contained in this prospectus regarding the contents of any contract or other document that is filed as an exhibit to the registration statement or any SEC filing incorporated by reference in the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement or any SEC filing incorporated by reference in the registration statement.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.luciddx.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the securities offered hereby:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on April 6, 2022).

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 (filed on May 16, 2022), June 30, 2022 (filed on August 15, 2022) and September 30, 2022 (filed on November 14, 2022).

●	Current Reports on Form 8-K filed on January 7, 2022, January 20, 2022, March 3, 2022, March 23, 2022, April 1, 2022, June 22, 2022, August 2, 2022 and December 2, 2022.

●	Form 8-A filed on October 12, 2021 registering our common stock under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

iii

We will provide you with a copy of the documents incorporated by reference in this prospectus, without charge, upon written or oral request directed to Lucid Diagnostics Inc., One Grand Central Place, Suite 4600, New York, New York 10165, telephone number (212) 949-4319. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The statements contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future, such as:

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

●	expectations regarding the time during which we will be an emerging growth company under the JOBS Act.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors,” as well as the following:

●	our limited operating history;

●	our financial performance, including our ability to generate revenue;

●	our ability to obtain regulatory approval for the commercialization of our products;

●	our ability of our products to achieve market acceptance;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our potential ability to obtain additional financing when and if needed;

●	our ability to protect our intellectual property;

●	our ability to complete strategic acquisitions;

●	our ability to manage growth and integrate acquired operations;

●	the potential liquidity and trading of our securities;

●	regulatory and operational risks;

●	cybersecurity risks;

●	risks related to COVID-19 pandemic; and

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

iv

GLOSSARY

Unless otherwise stated in this prospectus:

●	“510(k)” refers to a premarket notification, submitted to the FDA by a manufacturer pursuant to section 510(k) of the FDCA and 21 CFR § 807 subpart E, of its intent to market a non-exempt Class I or Class II medical device intended for human use, for which a PMA application is not required, to demonstrate that the device to be marketed is as safe and effective, that is, substantially equivalent to, a legally marketed device, commonly known as a “predicate”; and “510(k) clearance” refers to a determination by FDA under 21 CFR § 807.100 that a medical device has been found to be substantially equivalent to a legally marketed predicate device and can be marketed in the U.S.

●	“BE” refers to Barrett’s Esophagus, an esophageal precancer and complication of GERD in which surface cells lining the lower esophagus undergo precancerous metaplastic or dysplastic transformation from repeated exposure to stomach fluid, including acid, refluxing into the lower esophagus. BE can be nondysplastic or dysplastic. In nondysplastic BE, or “NDBE,” there is no dysplasia. In dysplastic BE, there is dysplasia, which can be early, low-grade dysplasia, or “LGD,” or advanced, high-grade dysplasia, or “HGD.”

●	“BE-EAC spectrum” refers to conditions along the pathologic spectrum from esophageal precancer to cancer involving surface cells of the esophagus, starting with early precancerous NDBE, which can progress to LGD, then to HGD, and then to EAC.

●	“CAP” refers to the College of American Pathologists.

●	“CE Mark” refers to “Conformité Européenne” Mark, a mark indicating that a product such as a medical device conforms to the essential requirements of the relevant European directive and may be marketed in European Economic Area (the European Union, Norway, Iceland, and Lichtenstein), Switzerland, and, until July 1, 2023, the United Kingdom; for medical devices and in vitro devices the relevant directives had been Medical Device Directive 93/42/EEC and In-Vitro Diagnostic Medical Devices Directive 98/79/EC, respectively, but have been or will soon be replaced by Regulation (EU) 2017/745 and Regulation (EU) 2017/746, respectively.

●	“CLIA” refers to the Clinical Laboratory Improvement Amendments of 1988 and associated regulations set forth in 42 CFR § 493, through which CMS regulates all non-research laboratory testing performed on humans in the U.S., including LDTs.

●	“CMS” refers to the U.S. Center for Medicare and Medicaid Services.

●	“Dysplasia” is a precursor to invasive cancer characterized by premalignant transformation which is confined to surface cells of the lining an organ and characterized by abnormal intracellular and architectural features on cytologic or histologic evaluation.

●	“EAC” refers to esophageal adenocarcinoma, the most common and highly lethal form of esophageal cancer which universally arises from BE.

●	“FDA” refers to the U.S. Food and Drug Administration.

●	“FDCA” refers to the U.S. Food, Drug, and Cosmetic Act as codified in 21 CFR.

●	“GERD” refers to gastroesophageal reflux disease, commonly known as chronic heart burn, acid reflux, or just reflux, a symptomatic or asymptomatic pathologic condition where dysfunction of the muscular valve between the stomach and esophagus allows stomach fluid, including acid, to inappropriately reflux into the lower esophagus.

●	“LDT” or “laboratory developed test” refers to a diagnostic test, defined by FDA as “an IVD that is intended for clinical use and designed, manufactured and used within a single laboratory,” which is generally subject only to self-certification of analytical validity under the CMS CLIA program; FDA has historically exercised enforcement discretion with regard to premarket review of LDTs and last year was explicitly prohibited by the Department of Health and Human Services from such enforcement outside the formal rule-making process.

●	“PAVmed” refers to PAVmed Inc., our parent company, which owns a majority of our outstanding common stock.

●	“PMA” refers to premarket approval, the most stringent FDA premarket medical device scientific and regulatory review process, codified in 21 CFR § 814, which, due to the risk associated with Class III devices, requires sufficient valid scientific evidence in addition to general and special controls to assure that it is safe and effective for its intended use(s).

v

PROSPECTUS SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should read this summary together with the more detailed information contained elsewhere in this prospectus and the documents incorporated herein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus, including those incorporated by reference herein.

Our Company

We are a commercial-stage, cancer prevention, medical diagnostics technology company focused on the millions of patients with long-standing GERD who are at risk of developing esophageal precancer and cancer, specifically highly lethal EAC, which is expected to lead to approximately 16,000 U.S. deaths per year.

We believe that our lead products, the EsoGuard Esophageal DNA Test performed on samples collected with the EsoCheck Esophageal Cell Collection Device, constitute the first and only commercially available diagnostic test capable of serving as a widespread screening tool to prevent EAC deaths, through early detection of esophageal precancer in at-risk GERD patients.

●	EsoGuard is a DNA test performed on surface esophageal cells collected with EsoCheck in a brief noninvasive office procedure which has been shown to be over 90% sensitive and specific at detecting BE, a precancerous condition of the esophagus, and all conditions along the BE-EAC spectrum. (Moinova, et al. Sci Transl Med. 2018 Jan 17;10(424): eaao5848).

●	EsoCheck is a swallowable balloon capsule catheter capable of sampling surface esophageal cells in a less-than-five-minute, noninvasive office procedure. We believe EsoCheck’s Collect+Protect™ technology makes it the only noninvasive esophageal cell collection device capable of anatomically targeted and protected sampling to prevent dilution and contamination during device withdrawal.

We are party to an amended and restated patent license agreement with CWRU, dated August 23, 2021, or the “Amended CWRU License Agreement,” which provides for the exclusive worldwide license of the intellectual property rights for the proprietary technologies underlying EsoCheck and EsoGuard.

EsoGuard is commercialized in the U.S. as a laboratory developed test. It was previously performed by our unrelated third-party commercial clinical laboratory service partner ResearchDx Inc., or “RDx,” at their CLIA-certified commercial clinical laboratory, located in Irvine, CA. Beginning in March 2022, EsoGuard has been performed at our own CLIA-certified commercial clinical laboratory, located in Lake Forest, CA. RDx also currently manufactures our EsoGuard specimen kits. EsoCheck is commercialized in the U.S. as a 510(k) cleared esophageal cell collection device currently manufactured for us by our contract manufacturing partner, Sage Product Development Inc., located in Foxborough, MA. As discussed below, we are in the process of transferring EsoCheck manufacturing to Coastline International Inc., a high-volume manufacturer headquartered in San Diego, CA. EsoCheck has completed the CE Mark certification process. EsoGuard, used with EsoCheck, was granted FDA’s Breakthrough Device designation and requires the completion of an international multicenter PMA clinical trial to be able to submit EsoGuard to the FDA for approval as an in vitro diagnostic device.

EsoGuard secured a final Medicare payment determination of $1,938.01, effective January 1, 2021. We are awaiting a Medicare local coverage determination, or “LCD,” as discussed in more detail below. We are also aggressively pursuing U.S. private payor payment and coverage, as well as payment in Europe.

We are working to expand EsoGuard commercialization across multiple channels by building a direct sales and marketing team targeting primary care physicians, specialists, institutions and consumers. To assure sufficient testing capacity and geographic coverage, as part of this expansion, we are building our own network of Lucid Test Centers, staffed by Lucid-employed clinical personnel, where patients can undergo the EsoCheck procedure and have the sample sent for EsoGuard testing. We have also established an EsoGuard Telemedicine Program, in partnership with UpScript, LLC, an independent third-party telemedicine provider, that can accommodate EsoGuard self-referrals from direct-to-consumer marketing.

1

Updated Clinical Guidelines and Guidance

In April 2022, the American College of Gastroenterology, or “ACG,” updated its clinical guideline to support esophageal precancer (including BE) screening to prevent highly lethal EAC utilizing EsoGuard on samples collected with EsoCheck. The clinical guideline reiterates the ACG’s long-standing recommendation for esophageal precancer screening in at-risk patients with GERD, commonly known as chronic heartburn, acid reflux or simply reflux. In its Recommendation 5, the ACG suggests a single screening endoscopy in patients with chronic GERD symptoms and 3 or more additional risk factors for BE, including male sex, age greater than 50 years, White race, tobacco smoking, obesity, and family history of BE or EAC in a first-degree relative. Furthermore, and importantly for the first time, the clinical guideline also endorses nonendoscopic biomarker screening as an acceptable alternative to costly and invasive endoscopy by stating in its Recommendation 6 that the ACG suggests that a swallowable, nonendoscopic capsule device combined with a biomarker is an acceptable alternative to endoscopy for screening for BE. The clinical guideline specifically mentions EsoCheck, along with our EsophaCap device, as such swallowable, nonendoscopic esophageal cell collection devices. The clinical guideline also mentions methylated DNA markers (like those detected by the EsoGuard test) as such a biomarker. The summary of evidence for this recommendation includes a reference to the seminal NIH-funded multicenter, case-control study published in 2018 in Science Translational Medicine, which demonstrated that EsoGuard is highly accurate at detecting esophageal precancer and cancer, including on samples collected with EsoCheck.

In July 2022, the American Gastroenterology Association, or “AGA,” published updated clinical guidance that mirrors the same furnished by the ACG as described above, endorsing the use of non-invasive screening tools like EsoCheck, which is cited in its guideline, as an acceptable alternative to endoscopy to directly address the need for noninvasive screening tools that are easy to administer, patient friendly, and cost-effective for the detection of BE. The clinical practice update by the AGA also significantly expands the target population for esophageal precancer screening, including for EsoGuard and EsoCheck, by recommending, for the first time, screening in at-risk patients without symptoms of reflux. The AGA does so by adding a history of chronic GERD as merely an additional, seventh risk factor to the six risk factors for BE and EAC that have traditionally identified at-risk symptomatic patients recommended for screening. As a result, chronic symptomatic GERD is no longer a mandatory prerequisite and asymptomatic patients with three of the other six risk factors (e.g., male sex, age greater than 50 years, White race, tobacco smoking, obesity, and family history of BE) are now considered at-risk patients recommended for screening.

Local Coverage Determination

In April 2022, a proposed LCD DL39256, entitled “Molecular Testing for Detection of Upper Gastrointestinal Metaplasia, Dysplasia, and Neoplasia” was published on the Center for Medicare and Medicaid Services, or “CMS,” website by the Medicare administrative contractor Palmetto GBA. The proposed LCD is a further step in our efforts to secure Medicare coverage and payment for EsoGuard.

The proposed LCD, which the CMS website explicitly characterizes as a “work in progress” for “public review,” outlines criteria that Palmetto GBA’s Molecular Diagnostic Services Program, or “MolDX,” expects upper gastrointestinal precancer and cancer molecular diagnostic tests to meet. These criteria include active GERD with at least two risk factors, as well as evidence of analytic validity, clinical validity, and clinical utility. Although it found that no currently existing test has fulfilled all these criteria, it indicated that it will “monitor the evidence and will provide coverage based on the pertinent literature and society recommendations.” Notably, the proposed LCD pre-dated, and therefore does not include consideration of, the most recent ACG clinical guideline update endorsing swallowable, nonendoscopic capsule devices combined with a biomarker, such as EsoCheck and EsoGuard. The publication of the proposed LCD included a written comment period that extended through May 14, 2022. MolDX held an open meeting on May 10, 2022, during which stakeholders and other interested parties had the opportunity to address the proposed LCD.

We have used the written comment process and the open meeting to bring to MolDX essential information that was not incorporated into the proposed LCD. These include: the updated ACG clinical guideline; the fact that EsoGuard’s published performance is at or above accepted performance criteria for detection of lower gastrointestinal cancers in approved and currently effective Medicare coverage determinations; and data from ongoing clinical utility studies Lucid and clinical investigators are performing. A final LCD will not be issued until Palmetto GBA has had the opportunity to assess and consider the comments and input from the written comment period and the open meeting.

Following the Palmetto GBA release of a proposed LCD, the Medicare administrative contractor Noridian Healthcare Solutions published a proposed LCD DL39262, entitled “Molecular Testing for Detection of Upper Gastrointestinal Metaplasia, Dysplasia, and Neoplasia.” The proposed LCD mirrors the Palmetto GBA proposed LCD. We have used the Noridian Healthcare Solutions open meeting held on May 26, 2022, and the written comment period that ended on June 11, 2022 to bring the same essential information that we provided to the Palmetto GBA to maintain consistency in our approach and advocate appropriately.

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Status of Clinical Trials

In 2021, we began conducting two concurrent clinical trials, the “EsoGuard screening study,” or “BE-1,” and the “EsoGuard case-control study,” or “BE-2,” to expand the clinical evidence for the technologies and to support a PMA of the use of EsoGuard and EsoCheck as an in-vitro diagnostic medical device. However, in light of the Palmetto GBA’s recently published proposed LCD DL39256, the recently updated AGA guidance, and the ACG update to its clinical guideline that supports screening to prevent highly lethal EAC utilizing a biomarker test like EsoGuard on samples collected with a swallowable, nonendoscopic capsule device like EsoCheck, we have determined to prioritize our clinical trial efforts and resources towards supporting studies that will help secure insurance reimbursement adoption for EsoGuard by government and private insurers. Consequently, we have decided to delay for the time being the BE-1 trial while continuing to enroll GERD patients with a previous diagnosis of nondysplastic BE, LGD, HGD, or EAC in the BE-2 case-control study through Q2 2023.

EsoCure Esophageal Ablation Device

In connection with our efforts to expand our presence in the diagnostic market, we are also developing a third product, the EsoCure Esophageal Ablation Device, with the intent to allow a clinician to treat dysplastic BE before it can progress to EAC, a highly lethal esophageal cancer, and to do so without the need for complex and expensive capital equipment. We entered into a license agreement with our parent company, PAVmed, pursuant to which we were granted the rights to commercialize EsoCure. A successful pre-clinical feasibility animal study of EsoCure has been completed, demonstrating excellent, controlled circumferential ablation of the esophageal mucosal lining. An acute and survival animal study of EsoCure has also been completed, demonstrating successful direct thermal balloon catheter ablation of esophageal lining through the working channel of a standard endoscope. We plan to conduct additional development work and animal testing of EsoCure to support a future 510(k) submission.

Corporate Information

We are a Delaware corporation formed on May 8, 2018 and are a majority owned subsidiary of PAVmed. Our executive offices are located at One Grand Central Place, Suite 4600, New York, NY 10165, and our telephone number is (212) 949-4319. Our corporate website is www.luciddx.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus or in deciding whether to purchase our securities.

On October 6, 2021, we filed an amendment to our certificate of incorporation, which effected, among other things, a 1.411-for-1 stock split with respect to our common stock. All share and per share information in this prospectus is presented on a post-stock split basis.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with certain disclosure and other obligations that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the “Sarbanes-Oxley Act,” being able to take advantage of reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and being exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reduced disclosure and other obligations until we are no longer an emerging growth company.

In addition, Section 107 of the Jumpstart Our Business Startups Act, or the “JOBS Act,” provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period for complying with new or revised financial accounting standards.

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We may remain an emerging growth company for up to five years, although we will lose that status as of the last day of the fiscal year in which we have more than $1.07 billion of revenues, have more than $700.0 million in market value of our common stock held by non-affiliates (assessed as of the most recently completed second quarter), or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

Risk Factor Summary

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary and in Item 1A, “Risk Factors,” in our annual report on Form 10-K, which is incorporated herein by reference. We may be unable, for many reasons, including those that are beyond our control, to implement our current business strategy and to become profitable.

●	Since we have a limited operating history, and have not generated any significant revenues to date, you will have little basis upon which to evaluate our ability to achieve our business objective.

●	If private or governmental third-party payors do not maintain reimbursement for our products at adequate reimbursement rates, we may be unable to successfully commercialize our products which would limit or slow our revenue generation and likely have a material adverse effect on our business.

●	Compliance with the HIPAA security, privacy and breach notification regulations may increase our costs.

●	We have incurred operating losses since our inception and may not be able to achieve profitability.

●	We expect to initially derive substantially all our revenues from the EsoGuard and EsoCheck products.

●	We are highly dependent on the License Agreement, the termination of which would prevent us from commercializing our products, and which imposes significant obligations on us.

●	Our ability to commercialize EsoGuard, or any other in vitro device that we may develop, license, or acquire, as LDTs without FDA approval, is entirely dependent on ongoing FDA continuing to exercise enforcement discretion with regard to requiring premarket review of LDTs.

●	Our products may never achieve market acceptance.

●	We may not be able to protect or enforce the intellectual property rights for the technology used in, or expected to be used in, our products, which could impair our competitive position.

●	We may be subject to intellectual property infringement claims by third parties which could be costly to defend, divert management’s attention and resources, and may result in liability.

●	The markets in which we operate are attractive and other companies or institutions may develop and market novel or improved technologies, which may make the EsoGuard or EsoCheck technologies less competitive or obsolete.

●	If we fail to maintain CLIA-certification of our laboratory or otherwise meet the applicable requirements of federal or state law regulating clinical laboratories, that failure could limit or prevent our ability to perform our EsoGuard test, or any other tests which we may develop, license or acquire, affect any payor consideration of such tests, prevent their clearance or approval entirely, and/or interrupt the commercial sale and/or marketing of any such tests, cause us to incur significant expense to remedy this failure and otherwise negatively impact our business.

●	EsoGuard, or any other in vitro device without FDA approval we may develop, license, or acquire and market as an LDT, may not be jointly marketed as a combined product with EsoCheck without first securing FDA approval of the combined product as an in vitro device.

●	Clinical trials necessary to support reimbursement from third party payors and/or regulatory submission will be expensive and will require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Delays or failures in our clinical trials would likely impair our commercial efforts and would likely materially and adversely affect our business, operating results and prospects.

●	PAVmed, our management, our initial stockholders and their respective affiliates own a majority of our issued and outstanding common stock and thus may control the outcome of any matters presented to our stockholders for a vote.

●	Certain conflicts of interest may arise between us and our officers, directors, and affiliated companies, including PAVmed, and in some cases we have waived certain rights with respect thereto.

●	We may need substantial additional funding and may be unable to raise such capital when needed, which could force us to delay, reduce, eliminate or abandon growth initiatives or product development programs.

●	Our internal computer systems, or those used by our third-party research institution collaborators, vendors or other contractors or consultants, may suffer security breaches.

●	Our business may be adversely affected by health epidemics and or pandemics, including the COVID-19 pandemic.

Securities to Be Offered

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you are urged to read and carefully consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in this prospectus and the prospectus supplement. You should read and carefully consider the risks and uncertainties discussed under the item “Risk Factors” in our most recent annual report on Form 10-K and in any of our subsequent quarterly reports on Form 10-Q, as well as the other information in such reports and the risks, uncertainties and other information in the other documents we file with the SEC that are incorporated by reference in this prospectus and the prospectus supplement, as such reports and documents may be amended, supplemented or superseded from time to time by documents we subsequently file with the SEC or by the prospectus supplement relating to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of a particular offering and will be described in the prospectus supplement relating to such offering. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

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DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law, or the “DGCL,” relating to our capital stock. This summary is not complete, is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.001, and 20,000,000 shares of preferred stock, par value $0.001.

As of November 16, 2022, 39,107,645 shares of our common stock were outstanding. In addition, as of such date, 2,658,089 shares were issuable upon exercise of our outstanding stock options at a weighted average exercise price of $2.65 per share; 3,729,051 shares were reserved for issuance, but not subject to outstanding options or restricted stock awards, under our incentive equity plan; and 415,970 shares were reserved for issuance under our employee stock purchase plan. The number of shares available under our incentive equity plan will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to 6% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, unless our board of directors provides for a lesser amount. Similarly, the number of shares available for issuance under our employee stock purchase plan will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to the lesser of (a) 2% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, and (b) 1,000,000 shares, unless our board of directors provides for a lesser amount.

Furthermore, (i) in February 2022, we entered into an asset purchase agreement with RDx, pursuant which we acquired certain licenses and other related assets necessary to operate a CLIA-certified clinical laboratory, with $3.0 million of the purchase price payable in installments in cash or, at our election, in shares of our common stock valued at a price based on the current market price (of which, $500,000 has been paid as of November 16, 2022); (ii) in March 2022, we entered into a committed equity facility with an affiliate of Cantor Fitzgerald & Co., pursuant to which such affiliate has committed to purchase up to $50.0 million in shares of our common stock from time to time at our request, at prices based on the current market price (of which, $1,807,199 has been purchased as of November 16, 2022); and (iii) in August 2022, we entered into a sixth amendment to the management services agreement with PAVmed, pursuant to which PAVmed may elect to receive payment of the monthly fee under the management services agreement in cash or in shares of our common stock valued at a price based on the current market price, subject to a floor price of $0.70 per share and a maximum number of shares of 7,709,836 (of which, no shares have been issued as of November 16, 2022).

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and sinking fund terms, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Currently, our parent company, PAVmed, owns a majority of our issued and outstanding shares of common stock and therefore can control the outcome of any election of directors. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our common stockholders have no conversion, preemptive or other subscription rights, and no liquidation preference, and there are no sinking fund or redemption provisions applicable to the common stock. All shares of common stock that are outstanding are fully-paid and non-assessable.

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Dividends

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Anti-Takeover Provisions

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated by-laws contain provisions that could make it more difficult to acquire us by means of a tender offer or a proxy contest or otherwise, or to remove our incumbent officers and directors.

These provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated by-laws could have the effect of preventing changes in the composition of our board of directors and management. These provisions may also have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue undesignated shares of preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Authorized Common Stock

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

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Classified Board of Directors

Our board of directors is divided into three classes. The number of directors in each class will be as nearly equal as possible. Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the board of directors when compared to a corporation with an unclassified board. It may take two annual meetings for our stockholders to effect a change in control of the board of directors, because in general less than a majority of the members of the board of directors will be elected at a given annual meeting. Because our board of directors is classified and our certificate of incorporation does not otherwise provide, under Delaware law, our directors may only be removed for cause.

Vacancies on the Board

Our amended and restated certificate of incorporation and our amended and restated by-laws provide that any vacancy occurring on the board of directors, including by reason of removal of a director, and any newly created directorship may be filled only by a majority of the remaining directors in office. This system of appointing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of our company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated by-laws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our amended and restated by-laws also will specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.

No Cumulative Voting; Special Meeting of Stockholders

Stockholders will not be permitted to cumulate their votes for the election of directors. Furthermore, special meetings of our stockholders may be called only by Chief Executive Officer, our President, our board of directors, or a majority of our stockholders.

Exclusive Forum Selection

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, subject to limited exceptions, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel in any action brought to enforce the exclusive forum provision. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.

Notwithstanding the foregoing, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision provides that the Court of Chancery and the federal district court for the District of Delaware will have concurrent jurisdiction over any action arising under the Securities Act or the rules and regulations thereunder, and the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder or any other claim for which the federal courts have exclusive jurisdiction. To the extent the exclusive forum provision restricts the courts in which our stockholders may bring claims arising under the Securities Act and the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such provision. Investors cannot waive compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Although we believe this provision benefits our company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers and increasing the cost to stockholders of bringing such lawsuits.

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Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “LUCD.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

Limitation of Directors’ Liability and Indemnification

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We have purchased director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our amended and restated certificate of incorporation and by-laws also provide that we will indemnify all persons whom we have the power to indemnify under Delaware law, including our directors and officers, to the fullest extent permitted by Delaware law. In addition, we have entered into customary indemnification agreements with each of our officers and directors.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that may result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the debt securities under one or more indentures or without the use of an indenture to the extent such issuance without an indenture is exempt under the terms of the Trust Indenture Act of 1939, as amended. If we issue the debt securities under one or more indentures, the senior debt securities will be issued under one form of indenture and the subordinated debt securities will be issued under another form of indenture, in each case, between us, as issuer, and the trustee or trustees identified in a prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Further information regarding the trustee or trustees may be provided in the prospectus supplement.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below. If we issue the debt securities under an indenture, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. If we issue the debt securities without an indenture, we will so file or incorporate by reference a form of the instrument evidencing the debt securities that sets forth such terms. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement, or to the other applicable instrument evidencing the debt securities. We urge you to read the indentures and the applicable indenture supplement, or the other applicable instrument evidencing the debt securities, and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. However, the indentures, or other applicable instruments, might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures, or other applicable instruments, might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description also will include:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

●	the person to whom any interest on a debt security of the series will be paid;

●	the rate or rates at which the debt securities will bear interest;

●	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

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●	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, common stock, preferred stock. other debt securities and/or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	the events of default applicable to the debt securities and the rights of the trustee, if applicable, or the holders to declare the principal amount of any of the debt securities due and payable; and

●	the covenants that will apply to the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement. If we issue debt securities at a discount from their stated principal amount, then, for purposes of calculating the aggregate offering price of the offered securities issued under this prospectus, we will include only the offering price of the debt securities and not the principal amount of the debt securities.

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock, preferred stock, other debt securities and/or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the number of shares of preferred stock and common stock or amount of debt securities or other securities or property to be received upon conversion or exchange would be calculated.

The Indentures

The following outlines some of the general terms and provisions of the indentures for senior debt securities and subordinated debt securities issued under the indentures. Forms of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. The summary of the indentures contained in this prospectus is qualified in its entirety by reference to such forms, which we urge you to read in full.

Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

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If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

●	the depositary is unwilling or unable to continue as depositary; or

●	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or “Exchange Act,” or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

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Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

●	the successor assumes our obligations under the debt securities and the indentures; and

●	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

●	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

●	failure to pay any principal or deposit any sinking fund payment when due;

●	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

●	events of bankruptcy, insolvency or reorganization; and

●	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

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No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

●	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

●	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of notes;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

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To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other security offered hereby. Warrants may be issued in one or more series and may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or other class of security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares and price of common stock or preferred stock, or the designation and number or amount of debt or other securities, that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants issued under a warrant agreement, we and the warrant agent generally may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. In general, holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the expiration time, unexercised warrants will be void.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

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DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

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PLAN OF DISTRIBUTION OF SECURITIES

We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers or a single purchaser; or

●	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a rights offering;

●	exercises of warrants or other rights;

●	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

●	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

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If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on the Nasdaq Global Market, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

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Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the common stock, which is quoted on the Nasdaq Global Market, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

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LEGAL MATTERS

The legality of the securities offered by this prospectus has been passed upon by Graubard Miller, New York, New York.

EXPERTS

The consolidated financial statements of Lucid Diagnostics Inc. and Subsidiaries as of December 31, 2021 and 2020 and for the two years then ended, which are incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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$6,500,000

Lucid Diagnostics Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Cantor

December 6, 2022